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                                                                Exhibit 4(b)(ii)


                               FIRST AMENDMENT OF
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 23, 1999 (this "AMENDMENT"), is by and among Stone Container Corporation, a Delaware corporation (the "BORROWER"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders (collectively, the "LENDERS," and each individually, a "LENDER"), Bankers Trust Company, as agent (the "AGENT") for the Lenders, and the undersigned financial institutions designated as such in their capacities as Co-Agents.

                                    RECITALS:

         A. The Borrower, Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova Scotia, Credit Agricole Indosuez, The Chase Manhattan Bank, Dresdner Bank AG-Chicago and Grand Cayman Branches, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank, N.A., The Sumitomo Bank, Ltd., Chicago Branch and Toronto Dominion (Texas), Inc., as co-agents (collectively, the "CO-AGENTS," and each individually, a "CO-AGENT"), the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 18, 1998 (the "CREDIT AGREEMENT").

         B. The Borrower has requested the Agent and the Lenders to amend the Credit Agreement to, among other things, adjust certain financial covenant levels required to be maintained by the Borrower under SECTION 5.3 of the Credit Agreement, and to modify certain other provisions of the Credit Agreement.

         C. The Borrower, the Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement as amended hereby.

         SECTION 2. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

                  (a) SECTION 2.5 of the Credit Agreement is amended by deleting the first two sentences appearing in such Section in their entirety and substituting therefor the following:



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                  "Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its office located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 written notice (or telephonic notice promptly confirmed in writing) (a) in the case of each Prime Rate Loan (other than a Swing Line Loan), not later than 11:00 a.m. (New York City time) on the day of the proposed Borrowing and (b) in the case of each Eurodollar Rate Loan, not later than 11:00 a.m. (New York City time) three (3) Business Days before a proposed Borrowing."

                  (b) SECTION 5.1.1(d) of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "(d) Within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated annual plan, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for the next fiscal year of the Borrower."

                  (c) SECTION 5.3.1 of the Credit Agreement is amended by (i) deleting the ratio "0.50 to 1" appearing opposite the date March 31, 1999 and substituting therefor the ratio "0.40 to 1", (ii) deleting the ratio "0.55 to 1" appearing opposite the date June 30, 1999 and substituting therefor the ratio "0.40 to 1" and (iii) deleting the ratio "0.65 to 1" appearing opposite the date September 30, 1999 and substituting therefor the ratio "0.55 to 1".

                  (d) SECTION 5.3.2 of the Credit Agreement is amended by (i) deleting the amount "$225,000,000" appearing opposite the date March 31, 1999 and substituting therefor the amount "$170,000,000", (ii) deleting the amount "$225,000,000" appearing opposite the date June 30, 1999 and substituting therefor the amount "$170,000,000" and (iii) deleting the amount "$250,000,000" appearing opposite the date September 30, 1999 and substituting therefor the amount "$225,000,000".

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the date (the "EFFECTIVE DATE") when each of the following conditions precedent has been satisfied:

                  (a) each of the Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment;

                  (b) Stone Snowflake shall have executed and delivered a Reaffirmation of Guaranty in substantially the form attached hereto as EXHIBIT A; and

                  (c) the Agent shall have received from the Borrower such certificates and opinions with respect hereto as the Agent may reasonably require.



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         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower
represents and warrants to the Lenders, the Co-Agents and the Agent as follows:

                  (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

                  (b) No Event of Default or Unmatured Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 5. REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

                  (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Co-Agents or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

                  (d) The Borrower acknowledges and agrees that this Amendment constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, SECTION 7.1(d) of the Credit Agreement.


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         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent and the Required Lenders regardless of whether it has been executed and delivered by all of the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         SECTION 9. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                            [Signature Pages Follow]


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                                    EXHIBIT A


                            REAFFIRMATION OF GUARANTY


         The undersigned acknowledges receipt of a copy of the First Amendment of Amended and Restated Credit Agreement (the "AMENDMENT") dated as of March 23, 1999, consents to such amendment and each of the modifications referenced therein, and hereby reaffirms its obligations under the Stone Snowflake Guaranty (as defined in the Amendment).



Dated as of March 23, 1999


                                            STONE SNOWFLAKE NEWSPRINT COMPANY


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------